EXHIBIT 10.3

STIPULATION OF SETTLEMENT DATED AS OF MARCH 23, 2015

David N. Lake, Esq.
State Bar No. 180775
LAW OFFICES OF DAVID N. LAKE
A Professional Corporation
16130 Venture Boulevard, Suite 650
Encino, California 91436
Telephone: (818) 788-5100
Facsimile: (818) 788-5199
david@lakelawpc.com

Attorney for Plaintiffs

Additional Attorneys on following page

UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA

ADVANCED ADVISORS, G.P., et al.,	)	CASE NO.: 2:14-cv-01420-JAK-(SSx)
)
Plaintiffs,	)	STIPULATION OF SETTLEMENT
v.	)
	)	Hon. John A. Kronstadt
STEPHEN BERMAN, an individual;	)	Complaint Filed: Feb. 25, 2014
MICHAEL G. MILLER, an individual;	)	Trial Date: March 16, 2016
MURRAY L. SKALA, an individual;	)
ROBERT E. GLICK, an individual;	)
MARVIN ELLIN, an individual; and	)
DAN ALMAGOR, an individual,	)
)
Defendants.	)
)
JAKKS PACIFIC, INC.,	)
)
Nominal Defendant.	)
)
)
)
)
)
)

Laurence D. Paskowitz, Esq.

The Paskowitz Law Firm P.C.

208 East 51st Street, Suite 380

New York, New York 10022

Telephone: (212) 685-0969

Facsimile: (212) 685-2306

classattorney@aol.com

Jeffrey C. Block, Esq.

Joel Fleming, Esq.

Block & Leviton, LLP

155 Federal Street

Boston, MA 02110

Telephone: (617) 398-5600

jeff@blockesq.com

joel@blockesq.com

Co-Lead Counsel for Plaintiffs

Roy L. Jacobs, Esq.

Roy Jacobs & Associates

317 Madison Avenue 21st Floor

New York, NY 10017

Telephone: (212) 867-1156

Facsimile: (212) 504-8343

rjacobs@jacobsclasslaw.com

Richard Maniskas, Esq.

Ryan & Maniskas, LLP

995 Old Eagle School Road,

Wayne, PA 19087
Telephone: (877) 316-3218

Facsimile: 484-450-2582

rmaniskas@rmclasslaw.com

Of Counsel for Plaintiffs

Matthew Donald Umhofer (SBN 206607)

matthew@spertuslaw.com

SPERTUS, LANDES & UMHOFER, LLP

1990 South Bundy Dr., Suite 705

STIPULATION OF SETTLEMENT

Los Angeles, California 90025

Telephone: (310) 826-4700

Facsimile: (310) 826-4711

Attorneys for Nominal Defendant JAKKS Pacific, Inc.

Peter B. Morrison (Bar # 230148)

peter.morrison@skadden.com

Allison B. Holcombe (Bar # 268198)

allison.holcombe@skadden.com

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

300 South Grand Avenue

Los Angeles, California 90071-3144

Tel.: (213) 687-5000 / Fax: (213) 687-5600

STIPULATION OF SETTLEMENT

Jonathan Lerner *admitted pro hac vice

jonathan.lerner@skadden.com

Maura Barry Grinalds *admitted pro hac vice

maurabarry.grinalds@skadden.com

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

4 Times Square

New York, NY 10036

Tel.: (212)735-3000 / Fax: (212)735-2000

Attorneys for Individual Defendants

Stephen G. Berman, Michael G. Miller,

Murray L. Skala, Robert E. Glick,

Marvin Ellin, Dan Almagor, Leigh

Anne Brodsky and Peter F. Reilly

STIPULATION OF SETTLEMENT

This Stipulation of Settlement ("Stipulation") is entered into as of March 23, 2015, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, subject to the approval of the Court, by and between the following Settling Parties (as defined below in ¶ 1.20)1: (i) Plaintiffs Advanced Advisors, G.P. ("Advanced Advisors"), Louisiana Municipal Police Employees' Retirement System ("LMPERS") and The Vladimir Gusinsky Living Trust ("Gusinsky Trust," and collectively the "Plaintiffs"), each of whom have commenced actions derivatively on behalf of JAKKS Pacific, Inc. ("JAKKS" or the "Company"); (ii) nominal defendant JAKKS; (iii) and the Individual Defendants (as defined below in ¶ 1.11, and collectively with JAKKS, "Defendants"). Plaintiffs Advanced Advisors and LMPERS are the Plaintiffs in Advanced Advisors, G.P. et al. v. Stephen Berman et al., 14-cv-01420-JAK (SSx) (C.D. Cal.) (the "Federal Derivative Action"). Gusinsky Trust is the plaintiff in The Vladimir Gusinsky Living Trust v. Stephen Berman, et al., 2:15-cv-02027-TJH-AS (C.D. Cal.), filed on March 19, 2015, alleging claims similar to those in the Federal Derivative Action, and designated as a "related case" to the Federal Derivative Action (the "Gusinsky Trust Action"). In order to facilitate the Settlement, a motion to consolidate it with the Federal Derivative Action will be made upon reassignment to Judge Kronstadt and with the consent of all the Parties. Accordingly, references herein to the Federal Derivative Action shall include the Gusinsky Trust Action. Pending the anticipated consolidation of the Gusinsky Trust Action, plaintiffs Advanced Advisors and LMPERS will be referred to herein as the "Consolidated Plaintiffs." The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in ¶ 1.17), upon and subject to the following conditions and terms.

1 References to specific paragraphs in the Stipulation refer to the paragraphs in Part IV.

PROCEDURAL HISTORY OF THE ACTION

I.	History of the Litigation

On February 23, 2014, Advanced Advisors filed Advanced Advisors, G.P. v. Stephen Berman et al., Case No. 14-cv-01420 (C.D. Cal.), derivatively on behalf of nominal defendant JAKKS alleging, among other things, claims of breach of fiduciary duties against the Federal Derivative Action Individual Defendants (as defined below in ¶ 1.8).2 On March 6, 2014, LMPERS filed Louisiana Municipal Police Employees Retirement System v. Stephen Berman et al., Case No. 14-cv-01670 (C.D. Cal.), derivatively on behalf of nominal defendant JAKKS against the Federal Derivative Action Individual Defendants. On April 17, 2014, the Court consolidated the Consolidated Plaintiffs' (as defined below in ¶ 1.3) actions (the "Consolidation Order") into the Federal Derivative Action. The Consolidation Order designated the law firms of Block & Leviton LLP and the Paskowitz Law Firm P.C. as Plaintiffs' Interim Co-Lead Counsel and the Law Offices of David N. Lake as Plaintiffs' Interim Liaison Counsel.

On April 30, 2014, Consolidated Plaintiffs filed their Verified Shareholders' Derivative Amended Complaint (the "DAC") in the Federal Derivative Action, asserting four claims for relief: (1) contribution, under the Securities Exchange Act of 1934, against Mr. Berman and now-dismissed defendant Joel Bennett for potential damages arising from the Class Action (as defined below in ¶ 1.2); (2) violations of Section 14 of the Securities Exchange Act of 1934 and Securities and Exchange Commission Rule 14a-9 against the Federal Derivative Action Individual Defendants regarding alleged omissions in a 2013 proxy; (3) state law breach of fiduciary duty claims against the Federal Derivative Action Individual Defendants allegedly arising from certain actions by the Board (as defined below in ¶ 1.1) between 2011 and 2013; and (4) state law breach of fiduciary claims against Messrs. Berman and Bennett for potential liability arising out of the Class Action.

2 The Federal Derivative Action complaints also named as individual defendants certain other current and former JAKKS directors and officers who were subsequently dismissed by Court order dated November 4, 2014.

On May 28, 2014, the Defendants filed a motion to dismiss all claims in the DAC under Rules 12(b)(6) and 23.1 of the Federal Rules of Civil Procedure. On September 17, 2014, the Court entered an order (the "Order") that dismissed with prejudice Claims 1 and 4 of the DAC: Consolidated Plaintiffs' contingent claims for contribution and breach of fiduciary duty arising out of the Class Action. Additionally, the Order dismissed without prejudice Claim 2, Consolidated Plaintiffs' Section 14 claim, and Claim 3 insofar as it related to the acquisition of JAKKS shares by Dr. Patrick Soon-Shiong and the Board's approval of the DreamPlay Joint Ventures. As a result of the Order, the only remaining claims related to the portion of Claim 3 alleging breach of fiduciary duty arising from a shareholders' rights agreement, adopted on March 5, 2012, and a share repurchase, approved by the Board on April 21, 2012 (collectively, the "Challenged Transactions").

On September 29, 2014, Consolidated Plaintiffs served document requests in the Federal Derivative Action on the Federal Derivative Action Individual Defendants and nominal defendant JAKKS. On October 2, 2014, the Settling Parties advised the Court that Consolidated Plaintiffs intended to proceed with the claims not dismissed by the Order. Consolidated Plaintiffs did not file any amended complaint on or before October 2, 2014, the deadline set by the Order for any amendment. On October 3, 2014, the Court entered an order referring the Settling Parties to private mediation (the "Mediation Order"). On October 31, 2014, the Federal Derivative Action Individual Defendants served document requests in the Federal Derivative Action on Consolidated Plaintiffs and an interrogatory on Advanced Advisors. On November 4, 2014, the Court entered an order granting a joint stipulation to dismiss individually named defendants Rex H. Poulsen, Leigh Anne Brodsky, Peter F. Reilly and Joel Bennett, originally named in the DAC who were no longer the subject of the claims remaining following the Order.

On December 15, 2014, December 17, 2014, January 13, 2015 and January 30, 2015, JAKKS produced certain confidential and non-public documents to Consolidated Plaintiffs, which included the core documents evidencing the financial advice received by the Individual Defendants' outside financial advisors and considerations by the Board in adopting the Challenged Transactions, among other documents: (1) the minutes of Board meetings addressing the Challenged Transactions; and (2) non-privileged written presentations made to the Board by its outside advisors concerning the Challenged Transactions (collectively, the "Core Documents"). In addition, Consolidated Plaintiffs issued four subpoenas by which they sought and obtained important documents from non-party witnesses, including Bank of America Merrill Lynch, who were the Company's independent financial advisors, Oaktree Capital Management, Clinton Group and Viacom. On January 15, 2015, JAKKS also produced potentially relevant insurance policies held by the Company.

On December 18, 2014, Consolidated Plaintiffs filed Advanced Advisors, G.P. et al. v. Stephen Berman et al., Case No. SC123546 (Cal. Super. Ct.) in the California Superior Court (the "State Derivative Action," and collectively with the Federal Derivative Action, the "Derivative Actions"), derivatively on behalf of nominal defendant JAKKS. The complaint in the State Derivative Action named as defendants the Individual Defendants.

On December 23, 2014, Defendants filed a motion for judgment on the pleadings in the Federal Derivative Action. On December 24, 2014, Defendants filed a motion to stay discovery pending adjudication of the motion for judgment on the pleadings in the Federal Derivative Action. On January 26, 2015, Consolidated Plaintiffs filed their opposition to the motion for judgment on the pleadings and to stay discovery, and Plaintiffs filed a motion for leave to amend the DAC in the Federal Derivative Action to, among other things, substitute Proposed Plaintiff for Consolidated Plaintiffs.

II.	Settlement Discussions and Filing of the Gusinsky Trust Action

During the pendency of the Federal Derivative Action, Plaintiffs' Counsel (as defined below in ¶ 1.15) and counsel for the Defendants maintained a dialogue about the possibility of a settlement agreement. Plaintiffs, however, did not believe they would be in a position to assess the value of the Derivative Actions and to obtain sufficient benefits to the Company's shareholders in a settlement until: (1) the DAC survived a motion to dismiss; and (2) the Core Documents were obtained and reviewed.

On February 12, 2015, pursuant to the Mediation Order, the Settling Parties conducted a mediation, presided over by the Honorable Layn R. Phillips (U.S.D.J., Ret.) (the "Mediator"). By this point, Plaintiffs' Counsel had obtained the Core Documents and certain third-party discovery, and had consulted experts on the potential damages in the case. Counsel for the Settling Parties to the Derivative Actions engaged in arm's-length discussions and negotiations concerning a settlement of the Derivative Actions. After arm's-length negotiations, including those that occurred at the Mediation and thereafter, counsel for the Settling Parties have reached an agreement to settle the Derivative Actions.

On February 17, 2015, the parties reported the results of the Mediation to the Court by means of a filing entitled, "Joint Notice of Results of Mediation." On March 4, 2015, the Court ordered that Counsel "shall file the stipulation of settlement by March 23, 2015, as set forth in the Notice, which shall include a schedule contemplated by counsel as to the settlement process and when a dismissal is anticipated to be filed."

On March 19, 2015, The Vladimir Gusinsky Living Trust v. Stephen Berman, et al., 2:15-cv-02027-TJH-AS (C.D. Cal.) was filed on March 19, 2015 by Plaintiffs' Counsel herein, and designated as a "related case" to the Federal Derivative Action. The Defendants named in the Gusinsky Trust Action, by counsel, accept service of process therein. By motion expected to be submitted to the Court after the Gusinsky Trust Action is reassigned to this Court, Plaintiffs will move for the Gusinsky Trust Action to be consolidated with the Federal Derivative Action.

CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Following a full analysis of the strengths and weaknesses of their case, including review and analysis of the Core Documents and non-party documents, and in recognition of the time and expense that would be incurred by future litigation, the uncertainties and risks inherent in such litigation and the interests of the parties, including the shareholders of JAKKS, Plaintiffs' Counsel have concluded that it is reasonable to pursue the Settlement (as defined below in ¶ 1.19) of the Derivative Actions based upon the terms contained in this Stipulation and the procedures outlined therein.

Plaintiffs' Counsel base this conclusion upon, among other things, their extensive investigation during the development, prosecution and settlement of the Derivative Actions, which included, inter alia: (i) inspecting, reviewing and analyzing the Core Documents and documents received through third-party production; (ii) retaining and consulting with experts; (iii) researching corporate governance issues; and (iv) researching the applicable law with respect to the claims asserted in the Derivative Actions and the potential defenses thereto. Plaintiffs believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon JAKKS and its shareholders and that the Settlement is in the best interests of JAKKS and its shareholders.

Plaintiffs and their counsel believe, and continue to believe, that the allegations asserted in the DAC are meritorious and that the Individual Defendants breached their applicable fiduciary duties to JAKKS and its public shareholders. Although Plaintiffs and their counsel believe this Settlement is fair, reasonable and adequate, their agreement to settle this action shall not be construed in any way to mean that they believe the claims asserted were not valid, proper and meritorious.

Plaintiffs and their counsel, cognizant of the risks and uncertainties of litigation, and taking into account the defenses that may be offered, have entered into this Settlement to secure the Corporate Governance Changes (as defined below in ¶ 1.4), which Plaintiffs believe will provide numerous valuable benefits to JAKKS.

DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Each of the Individual Defendants has expressly denied and continues to deny any and all allegations of wrongdoing, fault, liability or damage to the Plaintiffs or JAKKS and/or any JAKKS shareholders derivatively on behalf of JAKKS. Each of the Individual Defendants has vigorously denied, and continue to deny, that they committed or aided and abetted the commission of any breach of fiduciary duty or any other law, or engaged in any of the wrongful acts alleged, and expressly maintains that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist. In addition, the Individual Defendants also vigorously deny, and continue to deny Plaintiffs' allegations that JAKKS has suffered damages or was harmed by the conduct alleged in the Derivative Actions.

Defendants further deny that any Corporate Governance Changes, to the extent such procedures were not in place in the past, constitute evidence of a failure of compliance, a breach of any duty or any other wrongdoing. The Individual Defendants, and each of them, believe that they have valid and good defenses to the causes of action that were or could have been brought in the Derivative Actions. There has been no admission or finding of facts or adjudication of liability by or against any party, and nothing herein should be construed as such.

Nonetheless, the Individual Defendants have entered into this Settlement solely to: (i) secure, and in consideration of receiving, the full and complete release contemplated by this Stipulation; (ii) avoid the substantial expense, burden, distraction and risk of continued litigation; (iii) dispose of potentially burdensome and protracted litigation; and (iv) obtain a full and final release, discharge and dismissal, with prejudice, of the claims asserted in the Derivative Actions and bring the Derivative Actions to a full and final resolution.

TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs, the Individual Defendants and JAKKS, by and through their respective counsel or attorneys of record, that, subject to Court approval, the Federal Derivative Action and the Released Claims shall be finally and fully compromised, settled and released, and the Federal Derivative Action shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

A.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.          "Board" means the board of directors of JAKKS.

2.          "Class Action" means the putative federal class action entitled Melot v. JAKKS Pacific, Inc. et al., Case No. 13-cv-05388 (C.D. Cal.).

3.          "Consolidated Plaintiffs" means, collectively, Advanced Advisors and LMPERS.

4.          "Corporate Governance Changes" means the corporate governance changes described in ¶ 2.1 and contained in the document attached as Exhibit D.

5.          "Derivative Actions" means, collectively, the Federal Derivative Action and the State Derivative Action.

6.          "Effective Date" means the first date by which all of the conditions and events specified in ¶ 6.1 of the Stipulation have been met and have occurred.

7.          "Federal Derivative Action" means the consolidated action captioned Advanced Advisors, G.P. et al. v. Stephen Berman et al., 14-cv-01420-JAK (SSx) (C.D. Cal.) and, unless otherwise specified, includes the Gusinsky Trust Action.

8.          "Federal Derivative Action Individual Defendants" means, collectively, defendants Stephen G. Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, Dan Almagor, Leigh Anne Brodsky and Peter F. Reilly.

9.          "Fee Order" means a Court order awarding any attorneys' fees and expenses whether or not contained in the Judgment approving the Settlement.

10.         "Final Order" means that the Court has entered the signed Judgment approving the Settlement, dismissing the Federal Derivative Action with prejudice on the merits and providing for such releases as set forth in ¶¶ 4.1–4.4 below, and that such final order and judgment is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise. For purposes of ¶¶ 5.2–5.3, "Final Order" includes a Fee Order whether or not contained in the Judgment approving the Settlement, so long as it is final and no longer subject to appeal (the "Final Fee Order"). The Judgment or Fee Order becomes a Final Order when: (1) no appeal has been filed and the time has passed for any notice of appeal to be timely filed from the Judgment or the Fee Order; (2) an appeal has been filed from the Judgment or the Fee Order and the Court of Appeals has either affirmed the Judgment or Fee Order or dismissed that appeal and the time for seeking reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review of the Judgment or Fee Order and that court has either affirmed the Judgment or Fee Order or affirmed the Court of Appeal's decision affirming the Judgment or Fee Order or dismissing the appeal.

11.         "Individual Defendants" means, collectively, defendants Stephen G. Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, Dan Almagor, Leigh Anne Brodksy and Peter F. Reilly.

12.         "JAKKS" and the "Company" mean nominal defendant JAKKS Pacific, Inc., a Delaware corporation and all of its affiliates, subsidiaries, predecessors, successors and related companies.

13.         "Judgment" means the proposed Order and Final Judgment to be signed and rendered by the Court approving the Settlement, substantially in the form attached hereto as Exhibit C.

14.         "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision thereof, and any business or legal entity and their spouses, heirs, predecessors, successors and related companies.

15.         "Plaintiffs' Counsel" means, collectively, The Paskowitz Law Firm P.C., Block & Leviton LLP, Roy Jacobs & Associates, Ryan & Maniskas, LLP, and the Law Offices of David N. Lake, and any successors or predecessors to such counsel.

16.         "Related Persons" means each of an Individual Defendant's or JAKKS' past or present officers, directors, employees, agents, attorneys, accountants, advisors, insurers, co-insurers, reinsurers, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns, and any other representatives of any of these persons or entities or their successors.

17.         "Released Claims" means any and all claims, debts, demands, disputes, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on United States federal, state or local statutory or common law or any other law, rule or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether class or individual in nature, direct or derivative, including both known claims and Unknown Claims (as defined below in ¶ 1.22): (1) that have been asserted in any of the Derivative Actions by any of the Plaintiffs, or any of their attorneys, against any of the Released Persons; or (2) that could have been, or in the future could be, asserted in any of the Derivative Actions against any of the Released Persons arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in any of the complaints filed in the Derivative Actions. "Released Claims" also includes any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Derivative Actions against the Released Parties (including Unknown Claims). "Released Claims" does not include: (1) claims alleged in the Class Action; or (2) claims, rights or causes of action or liabilities related to the enforcement of this Stipulation and Settlement, including without limitation any of the terms of this Stipulation or orders or judgments issued by the courts in connection with the Settlement.

18.         "Released Persons" means each and all of the Plaintiffs and Defendants (including JAKKS and the Individual Defendants, as defined herein) and their Related Persons.

19.         "Settlement" means this settlement and its terms as embodied in the Stipulation and Exhibits attached hereto.

20.         "Settling Parties" means collectively, each and all of the Individual Defendants, nominal defendant JAKKS, and Plaintiffs, derivatively on behalf of JAKKS.

21.         "State Derivative Action" means the derivative action captioned Advanced Advisors, G.P. et al. v. Stephen Berman et al., Case No. SC123546 (Cal. Super. Ct.), filed on December 18, 2014 in the California Superior Court by Consolidated Plaintiffs.

22.         "Unknown Claims" means any and all claims and potential claims against Defendants that Plaintiffs do not know or suspect to exist in his, her or its favor as of the Effective Date, and any claims against Plaintiffs that Defendants do not know or suspect to exist in their favor, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims (including Unknown Claims), the Settling Parties stipulate and agree that by operation of the Final Order, upon the Effective Date, the Settling Parties and each of the current JAKKS shareholders shall have expressly waived the provisions, rights and benefits of Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or international law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Settling Parties may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties shall expressly fully, finally and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Settling Parties acknowledge that the inclusion of "Unknown Claims" in the definition of Released Claims was separately bargained for and was a key element of the Settlement.

B.	Settlement Consideration; Notice; and Court Approval

1.            Consideration to the Company. JAKKS acknowledges that prosecution, litigation and settlement of the Derivative Actions and the litigation efforts of Plaintiffs and Plaintiffs' Counsel were a material and substantial cause in the Company's decision to adopt and implement the Corporate Governance Changes described in ¶ 2.1(a)–(g) below. Within thirty (30) days of entry of a Final Order, JAKKS will implement the following Corporate Governance Changes and maintain them for at least four (4) years following the entry of the Final Order:

(a)          Buyback Committee: A separate committee consisting solely of independent Board members shall be created to conduct an independent review of any stock buyback plan, including the terms of such plan, and shall approve or reject any proposed stock buyback plan prior to consideration by the full Board and shall exercise continued oversight throughout the execution of any buyback.

(b)          Future Rights Plans: Any shareholder rights plan shall be approved by all of the independent directors of the Board.

(c)          Cash Allocation: The Board shall conduct an annual review of the Company's methods of allocating and applying cash between domestic and international operations, taking into account tax issues, and operating needs and uncertainties.

(d)           Implement Enhanced Budgeting and Planning Practices (for Audit Committee and CFO):

(i)           The Audit Committee shall review internal budgeting and planning methods and require the CFO to adopt, at a minimum, the following practices:

(1)         Use non-financial factors as part of the planning and budgeting process.

(2)         Link budgets to performance measurement.

(3)         Identify and list specific objectives, targets, drivers or assumptions in the strategic planning and budgeting process. These drivers will then be used throughout the budgeting cycle to determine required quantities, intended resource utilization and direct and indirect cost requirements.

(ii)          The Company will undertake historical review of acquisitions to identify key characteristics of successful acquisitions (e.g., types of acquisitions; size of acquisitions; best product mix; integration into JAKKS' structure; how lessons from these will help future acquisitions).

(e)          CEO Compensation:

(i)          JAKKS will continue to tie CEO compensation to the share price.

(ii)         JAKKS' compensation plan will be peer tested by an independent outside compensation consultant for reasonableness and competitiveness.

(f)          Related Party Transactions: Related Party transactions unrelated to any existing contract or transaction shall be approved by an independent committee of the Board, which shall have the right to obtain counsel or a financial advisor at its own discretion. A "Related Party" is a shareholder who owns 5% or more of the Company's outstanding shares.

(g)          Takeover or Merger Proposals: Should a fully funded, unconditional, premium offer emerge, the Board will establish an independent negotiating committee authorized to determine whether to negotiate and whether to ultimately accept or reject the offer, and shall retain a financial advisor to advise it in connection with the evaluation of the offer.

2.          Notice. Plaintiffs will move the Court to approve the form and content of notice to JAKKS shareholders. Specifically, Plaintiffs will seek approval of the Notice of Proposed Settlement and Final Approval Hearing (the "Notice"), substantially in the form attached hereto as Exhibit B. The Notice shall be published as a press release issued by JAKKS that sets forth the Notice. JAKKS shall also file a Form-8K with the SEC disclosing the Notice, the press release and the Stipulation. Plaintiffs' Counsel will also maintain the Notice and this Stipulation on the website maintained by Block & Leviton. The Settling Parties agree that the Notice is appropriate for the provision of notice to JAKKS shareholders of the Settlement of the Derivative Actions.

3.          In accordance with the Court's order dated March 4, 2015 (Dkt. 85), on March 23, 2015, Plaintiffs shall submit the Stipulation, together with its Exhibits, to the Court and shall apply for entry of the Order Preliminarily Approving Settlement and Providing for Notice (the "Notice Order"), substantially in the form attached hereto as Exhibit A, seeking: (1) approval of the form, content and method of the Notice; and (2) a date for a final approval hearing (the "Final Approval Hearing").

4.          Plaintiffs' Counsel shall request that the Court: (1) hold the Final Approval Hearing after due and sufficient notice is given to JAKKS shareholders; and (2) finally approve the Settlement. At the Final Approval Hearing, Plaintiffs' Counsel also will request that the Court approve the Fee and Expense Award (as defined below in ¶ 5.1) to Plaintiffs' Counsel.

C.	Dismissal with Prejudice; and Adjournment of Deadlines and Proceedings

1.          Within five (5) business days of entry of the Court's signed Judgment approving the Settlement, Plaintiffs named therein will file in the California Superior Court a notice voluntarily dismissing with prejudice the State Derivative Action.

2.          Pending a Final Order approving the Settlement and to the extent permitted by the Court, Plaintiffs agree to seek to adjourn all deadlines and proceedings in the Derivative Actions and not to initiate any and all other proceedings other than those incident to the Settlement itself.

D.	Releases

1.          Upon entry of a Final Order approving the Settlement, Plaintiffs, the Company and all shareholders on whose behalf the claims in the Derivative Actions were brought shall settle, release, compromise and dismiss fully and forever all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery of existence of such different or additional facts, including Unknown Claims, that were brought in the Derivative Actions or that could have been brought in the Derivative Actions or in any other court, including but not limited to direct and/or derivative claims against JAKKS, the Individual Defendants or any of their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys and agents, that arise out of, are based upon or related to the allegations, transactions, facts, matters or occurrences set forth or referred to in any of the complaints filed in the Derivative Actions.

2.          Upon entry of a Final Order approving the Settlement, Defendants shall settle, release, compromise and dismiss fully and forever all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts, including Unknown Claims, related to claims brought in the Derivative Actions or that could have been brought in the Derivative Actions or in any other court, including but not limited to direct and/or derivative claims against Plaintiffs, Plaintiffs' Counsel, or any of their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys and agents, that arise out of, are based upon or related to the allegations, transactions, facts, matters or occurrences set forth or referred to in any of the complaints filed in the Derivative Actions.

3.          The claims alleged in the Class Action are not included in the Released Claims in the Settlement.

4.          Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Settlement.

E.	Attorneys' Fees

1.          Plaintiffs' Counsel may apply for an award of attorneys' fees and reimbursement of expenses in the Federal Derivative Action to compensate them for the benefits conferred upon the Company as a result of the Settlement, up to an amount not to exceed $2.5 million (the "Fee and Expense Award"). With the substantial assistance and involvement of the Mediator, the Settling Parties have agreed that the Company and Individual Defendants will not oppose Plaintiffs' application for a Fee and Expense Award to Plaintiffs' Counsel up to, but not exceeding, $2.5 million to be sought in the Federal Derivative Action, and that: (1) Plaintiffs' Counsel will seek an award of attorneys' fees and expenses only in the Federal Derivative Action; (2) such application shall not exceed $2.5 million; and (3) Plaintiffs' Counsel will not separately seek an award of attorneys' fees and expenses for the State Derivative Action.

2.          Upon entry of a Final Fee Order by the Court awarding the Fee and Expense Award, the Board agrees to cause the Company's insurance carrier (the "Insurer") to pay Plaintiffs' Counsel the amount of the Fee and Expense Award approved by the Court in the Final Fee Order, up to $2.5 million.

3.          The Insurer will make such payment within eleven (11) days of receipt by Individual Defendants' counsel of: (1) a copy of the Court's signed Final Order approving the Settlement (and the Court's Final Fee Order, if not contained in the Final Order approving the Settlement); (2) payee wiring instructions for the payment of fees and expenses in conformity with the Final Order or Final Fee Order awarding the Fee and Expense Award and an IRS Form W-9 for each law firm to which fees and/or expenses are to be paid; and (3) a request to Counsel for the Individual Defendants that all the foregoing be delivered to the Insurer.

4.          Given the obligation of the Insurer, as set forth above, Defendants shall not be liable for any costs or expenses of this litigation, including attorneys' fees, but shall undertake any and all reasonable efforts to cause the Insurer to pay any award of attorneys' fees.

5.          The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiffs' Counsel in the Derivative Actions, and/or any other Person who may assert some claim thereto, of any portion of the Fee and Expense Award. Any dispute among Plaintiffs' Counsel in the Derivative Actions concerning the allocation of the Fee and Expense Award shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement or the releases provided therein.

6.          The failure of the Court to approve a request for the Fee and Expense Award, in whole or in part, shall have no impact on the consummation, implementation or Effective Date of the Settlement. Any appeal from an order awarding the Fee and Expense Award to Plaintiffs' Counsel shall not affect the finality of the Settlement or the releases provided therein.

F.	Conditions of Settlement; Effect of Disapproval, Cancelation or Termination

1.            The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events, unless one or more of the conditions is expressly waived in writing by counsel for each of the Settling Parties:

(a)          Entry by the Court of the Notice Order in the form or substantially in the form attached hereto as Exhibit A;

(b)          Final approval of the Settlement by the Court following notice to the Company's shareholders and the Final Approval Hearing; provided, however, that any failure of the Court to approve a Fee and Expense Award request, in whole or in part, shall have no impact on the effectiveness or delay the Effective Date of the Settlement or Stipulation, as specified in ¶ 5.6;

(c)          Entry by the Court of the Judgment in the form or substantially in the form attached hereto as Exhibit C; and

(d)          The Judgment referred to in subparagraph (c) above shall have become the Final Order; and

(e)          Dismissal with prejudice of the State Derivative Action.

2.            If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3 unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

3.          If for any reason the Effective Date of the Stipulation does not occur, including but not limited to the Court not granting approval or Court approval being overturned on appeal, or if the Stipulation is in any way canceled, terminated or fails to become a Final Order in accordance with its terms, or in the event that any Settling Party withdraws from the Settlement, all Settling Parties and Released Persons shall be restored to their respective positions as of February 12, 2015. In such event, the terms and provisions of the Stipulation shall be null and void, of no further force and effect and without prejudice to any party, and may not be introduced as evidence or referred to in any action or proceeding by any person or entity for any purpose.

G.	Miscellaneous Provisions

1.          The Settling Parties: (1) acknowledge that it is their intent to consummate this Stipulation; and (2) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Stipulation.

2.          The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense.

3.          Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (1) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Individual Defendants or JAKKS, or of the validity of any Released Claims; or (2) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

4.          In the event that final Court approval is not granted, or in the event that Court approval is overturned on appeal, this stipulation shall be voided pursuant to ¶ 6.3.

5.          This Stipulation, and the Settlement contemplated by it, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

6.          Any and all agreements made, whether written or oral, and any orders entered during the course of the Derivative Actions and/or settlement discussions and mediation relating to the confidentiality of information shall survive the Stipulation.

7.          The Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the Action. The Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. No representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Derivative Actions.

8.          The Stipulation shall not be construed more strictly against one party than another merely by the virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that this Stipulation is the result of arm's-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

9.          The Stipulation may not be modified or amended except by a writing signed by the signatories hereto or their respective successors-in-interest.

10.         This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation, its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents.

11.         Except as otherwise provided herein, each Settling Party shall bear their own costs.

12.         Each counsel or other Person executing the Stipulation and its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

13.         The Stipulation may be executed in counterparts by facsimile, email or original signature by any of the signatories hereto and as so executed shall constitute one agreement. A complete set of original executed counterparts shall be filed with the Court by Plaintiffs' Counsel.

14.         The Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties, the Released Persons and their respective agents, successors, executors, heirs and assigns.

15.         Without affecting the finality of the Judgment and Final Order entered in accordance with this Stipulation, the Settling Parties agree that the Court shall have exclusive jurisdiction over any action to enforce this Stipulation, the Settlement or any provision thereof, and the Settling Parties hereby consent to and submit to the jurisdiction of the Court for any such action.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys.

DATED: March ____, 2015	LAW OFFICES OF DAVID N. LAKE

________________________________
David N. Lake, SBN 180775
16130 Ventura Boulevard Suite 650
Encino, CA 91436
	Telephone:	(818) 788-5100
	Facsimile:	(818) 788-5199
david@lakelawpc.com

THE PASKOWITZ LAW FIRM P.C.
Laurence D. Paskowitz, Esq.
208 East 51st Street Suite 380
New York, NY 10022
	Telephone:	(212) 685-0969
	Facsimile:	(212) 685-2306
classattorney@aol.com

BLOCK & LEVITON, LLP
Jeffrey C. Block, Esq.
Joel Fleming, Esq.
155 Federal Street
Boston, MA 02110
	Telephone:	(617) 398-5600
jeff@blockesq.com
joel@blockesq.com

ROY JACOBS & ASSOCIATES
Roy L. Jacobs, Esq.
420 Lexington Ave. Suite 2440
New York, NY 10170
	Telephone:	(212) 867-1156
	Facsimile:	(212) 504-8343
rjacobs@jacobsclasslaw.com

RYAN & MANISKAS
Richard Maniskas, Esq.
995 Old Eagle School Road,
Wayne, PA 19087
Telephone: (877) 316-3218
Facsimile: 484-450-2582

Attorneys for Plaintiffs Advanced Advisors, G.P., Louisiana Municipal Police Employees' Retirement System and The Vladimir Gusinsky Living Trust

DATED: March ____, 2015	SPERTUS, LANDES & UMHOFER LLP

Matthew Umhofer
1990 South Bundy Drive Suite 705
Los Angeles, CA 90025
	Telephone:	(310) 826-4700
	Facsimile:	(310) 826-4711

Attorneys for Nominal Defendant JAKKS Pacific, Inc.

DATED: March ____, 2015	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Peter B. Morrison
300 South Grand Avenue
Los Angeles, CA 90071
	Telephone:	(213) 687-5000
	Facsimile:	(213) 687-5600

Jonathan Lerner
Maura Barry Grinalds
4 Times Square
New York, NY 10036
	Telephone:	(212) 735-3000
	Facsimile:	(212) 735-2000

Attorneys for Defendants Stephen Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, Dan Almagor, Leigh Anne Brodsky and Peter F. Reilly

Exhibit A

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

ADVANCED ADVISORS, G.P, et al.

Plaintiffs,

v.

STEPHEN BERMAN, an individual;

MICHAEL G. MILLER, an individual;

MURRAY L. SKALA, an individual;

ROBERT E. GLICK, an individual;

MARVIN ELLIN, an individual; and

DAN ALMAGOR, an individual,

Defendants.

JAKKS PACIFIC, INC.

Nominal Defendant.

Case No. 2:14-cv-01420-JAK-(SSx)

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING

FOR NOTICE

Date: [ ], 2015

Time: 8:30 a.m. Courtroom: 750

Hon. John A. Kronstadt

Complaint Filed: Feb. 25, 2014

Trial Date: March 16, 2016

1

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit A

[PROPOSED] ORDER PRELIMINARILY APPROVING

SETTLEMENT, CONSOLIDATING ACTIONS, AND PROVIDING FOR NOTICE

WHEREAS, the shareholder's derivative actions entitled Advanced Advisors, G.P. v. Stephen Berman et al., Case No. 2:13-cv-01420-JAK-(SSx) (C.D. Cal.) and Louisiana Municipal Employees Retirement System v. Stephen Berman et al., Case No. 14-cv-01670 (C.D. Cal.) were consolidated by Order dated April 17, 2014 as Advanced Advisors, G.P. et al. v. Stephen Berman et al., Case No. 2:13-cv-01420- JAK-(SSx) (the "Federal Derivative Action"), which is pending before this Court;

WHEREAS, on March 19, 2015, The Vladimir Gusinsky Living Trust filed a Verified Shareholders' Derivative Complaint captioned The Vladimir Gusinsky Living Trust v. Stephen Berman et. al., Case No. 2:15-cv-02027-TJH-AS (C.D. Cal.), and whereas the defendants named therein have accepted service thereof through counsel, and the parties desire to have that case deemed related to and consolidated with the Federal Derivative Action upon reassignment;

WHEREAS, the Court has received the Stipulation of Settlement dated as of March 23, 2015 (the "Stipulation"), which has been entered into by plaintiffs Advanced Advisors, G.P., Louisiana Municipal Police Employees Retirement System and The Vladimir Gusinsky Living Trust ("Plaintiffs"), nominal defendant JAKKS Pacific, Inc. ("JAKKS" or the "Company"), and defendants Stephen G. Berman, Robert E. Glick, Michael G. Miller, Dan Almagor, Leigh Ann Brodsky, Peter F. Reilly and Murray L. Skala (the "Individual Defendants"; collectively with JAKKS, the "Defendants"; and together with Plaintiffs, the "Settling Parties"), and the Court has reviewed the Stipulation and its attached Exhibits;

2

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit A

WHEREAS, the Parties having made application, pursuant to Federal Rule of Civil Procedure 23.1(c), for an order preliminarily approving the Settlement of the Federal Derivative Action, in accordance with the Stipulation, which, together with the Exhibits attached thereto, sets forth the terms and conditions for the proposed Settlement of the Federal Derivative Action and, following a hearing on such date as may be set by the Court (the "Final Approval Hearing") for dismissal of the Federal Derivative Action against the Defendants with prejudice upon the terms and conditions set forth therein; WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, the Court having read and considered the Stipulation and the Exhibits attached thereto:

NOW, THEREFORE, IT IS HEREBY ORDERED that:

1.            The Court preliminarily approves the Settlement, for purposes of establishing a Notice procedure and setting additional procedures for the Final Approval Hearing referred to in Paragraph 2, below, at which hearing the Court will consider whether to grant final approval of the Settlement and related matters;

2.            A hearing (the "Final Approval Hearing"), as provided in the Stipulation, is hereby scheduled to be held before the Court on , 2015 at :_ _, __.m., at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012 in Courtroom 750 (7th Floor), to: (a) determine whether the proposed Settlement of the consolidated Federal Derivative Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to JAKKS and its shareholders and should be finally approved by the Court pursuant to Rule 23.1(c) of the Federal Rules of Civil Procedure; (b) determine whether a Judgment, as provided in ¶ 1.13 of the Stipulation and substantially in the form attached as Exhibit C to the Stipulation, should be entered herein; (c) consider whether the Fee and Expense Award should be approved; and (d) rule upon such other matters as the Court may deem appropriate.

3

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit A

3.             The Court reserves the right to adjourn the date of the Final Approval Hearing or modify any other dates set forth herein without further notice to current JAKKS shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to current JAKKS shareholders.

4.             The Court approves, as to form and content, the Notice attached as Exhibit B to the Stipulation, and finds that the publication of the Notice as a press release issued by JAKKS setting forth the Notice (the "Press Release"), which will refer to the Exhibits filed with the 8-K and need not reproduce them, and the filing of a Form 8-K with the SEC disclosing the Notice, the Press Release and the Stipulation, and making the Stipulation and Exhibits available on Co-Lead Counsel’s website, meets the requirements of Federal Rule of Civil Procedure 23.1(c) and due process, is the best notice practicable under the circumstances and shall constitute due and sufficient notice to current JAKKS shareholders.

5.             All costs incurred in notifying the Company's shareholders of the Settlement, including the filing and publication of the Notice as provided in Paragraph 4 above, shall be paid by the Company, except for such costs as may be incurred in connection with making the Stipulation and Exhibits available on Co- Lead Counsel’s website. JAKKS shall undertake the administrative responsibility for the publishing and filing of the Notice as provided in Paragraph 4.

6.             The Court will consider comments and/or objections to the Settlement, or the Fee and Expense Award only if such comments or objections and any supporting papers are filed in writing with the Clerk of the Court, the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012 in Courtroom 750 (7th Floor), and copies of all such papers are served, on or before fourteen (14) calendar days before the date set herein for the Final Approval Hearing, upon each of the following counsel:

4

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit A

Plaintiffs' Counsel:	Defendants' Counsel:
Laurence Paskowitz The Paskowitz Law Firm, P.C. 208 East 51st Street, Suite 380 New York, NY 10022	Matthew Donald Umhofer SPERTUS, LANDES & UMHOFER, LLP 1990 South Bundy Dr., Suite 705 Los Angeles, CA 90025

Jeffrey C. Block BLOCK & LEVITON LLP 155 Federal Street, Suite 400 Boston, MA 02110	Jonathan J. Lerner SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 4 Times Square New York, NY 10036

Any such written notice of objection must include: (a) a detailed statement of such Person's specific objections to any matter before the Court; (b) documents sufficient to show proof of ownership of JAKKS common stock prior to receiving the Notice and continuing to the time of the objection; and (c) the grounds for such objection, as well as all documents and writings that such Person desires the Court to consider. The Parties may file responses to any objections received no later than seven (7) calendar days prior to the Final Approval Hearing.

7.              Attendance at the Final Approval Hearing is not necessary; however, Persons wishing to be heard orally in opposition to the approval of the Settlement, and/or the Fee and Expense Award, are required to indicate in their written objection their intention to appear at the Final Approval Hearing. Persons who intend to object to the Settlement and/or the Fee and Expense Award and desire to present evidence at the Final Approval Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Approval Hearing. The Company's shareholders do not need to appear at the Final Approval Hearing or take any other action to indicate their approval of the Settlement.

5

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit A

8.             Any of the Company's current shareholders may enter an appearance in the Federal Derivative Action at their own expense, individually or through counsel of their choice.

9.             Any of the Company's shareholders who do not make his, her, or its objection to the Settlement and/or Fee and Expense Award in the manner provided for herein and in the Notice may be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement as incorporated in the Stipulation, the Judgment to be entered approving the Settlement, or the Fee and Expense Award, and shall be bound by all the terms and provisions of the Stipulation, and by all proceedings, orders, and judgments in the Federal Derivative Action.

10.           Plaintiffs' Counsel shall submit their papers in support of final approval of the Settlement by no later than twenty-eight (28) calendar days before the date set herein for the Final Approval Hearing.

11.           Pending final determination of whether the Settlement shall be approved, Plaintiffs, the Company, and all of the Company's shareholders, and each of them, and any of their respective representatives, trustees, predecessors, successors, parents, subsidiaries, divisions, heirs, and assigns are barred from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action or proceeding asserting directly or indirectly any of the Settled Claims against any Released Persons. All pretrial proceedings in the Federal Derivative Action relating to the claims against the Settling Defendants are stayed and suspended until further order of the Court.

6

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit A

12.           If the Stipulation is not approved by the Court, or is terminated by the Settling Defendants or Plaintiffs in accordance with 6.3 of the Stipulation, or shall not become effective for any reason whatsoever, the Federal Derivative Action shall proceed, completely without prejudice to any Settling Party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court (except as provided in the Stipulation), and neither the Stipulation nor any provision contained in the Stipulation nor any action undertaken pursuant thereto nor the negotiation thereof by any Settling Party shall be deemed a presumption, concession or admission by any Defendant of any fault, liability, or wrongdoing as to the facts or claims alleged or asserted in the Derivative Actions, or any other actions or proceedings and shall not be offered or received in evidence or otherwise used by any person in the Derivative Actions or interpreted, construed, deemed, invoked in any other action or proceeding, whether civil, criminal, or administrative and each party shall be restored to his, her, or its respective position as it existed as of February 12, 2015.

13.           The Court hereby retains jurisdiction to consider all further matters arising out of or connected with the proposed Settlement.

IT IS SO ORDERED.

DATED:	ENTERED:

THE HON. JOHN A. KRONSTADT, U.S.D.J.

7

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

Exhibit B

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

ADVANCED ADVISORS, G.P., et al.,

Plaintiffs,

v.

STEPHEN BERMAN, an individual;

MICHAEL G. MILLER, an individual;

MURRAY L. SKALA, an individual;

ROBERT E. GLICK, an individual;

MARVIN ELLIN, an individual; and

DAN ALMAGOR, an individual,

Defendants.

JAKKS PACIFIC, INC.,

Nominal Defendant.

CASE NO.: 2:14-cv-01420-JAK-(SSx) NOTICE OF PROPOSED SETTLEMENT AND FINAL APPROVAL HEARING

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

TO:	ANY PERSON WHO OWNED JAKKS PACIFIC, INC. COMMON STOCK ON MARCH 23, 2015 ("CURRENT JAKKS SHAREHOLDER")

PLEASE READ THIS NOTICE CAREFULLY

THIS NOTICE RELATES TO THE PENDENCY OF A PROPOSED

SETTLEMENT OF A SHAREHOLDER DERIVATIVE LITIGATION

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California (the "Court") under Federal Rule of Civil Procedure 23.1, that a proposed settlement has been reached, subject to Court approval, between the Parties in the above-captioned consolidated shareholder's derivative action and a similar action in the federal court on March 23, 2015 (collectively, the “Federal Derivative Action"). The terms of the proposed settlement of the Federal Action (the "Settlement") are set forth in the Stipulation of

Settlement dated as of March 23, 2015 (the "Stipulation").

NO PAYMENT WILL BE PAID TO YOU IN THIS SETTLEMENT AND

THERE ARE NO CLAIM FORMS TO COMPLETE

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF ACTION, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THE ACTION IS NOT A "CLASS ACTION." AS THE SETTLEMENT TERMS ARE DESIGNED TO BENEFIT JAKKS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DO NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

The Individual Defendants are Stephen Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, Leigh Anne Brodsky and Peter F. Reilly, who are members or former members of JAKKS’ Board of Directors (the "Board"). The benefits to the Company of the proposed Settlement, which is subject to Court approval, include corporate governance changes that will be of material benefit to JAKKS and its shareholders.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

On _______, 2015, at _:00 _.m., a hearing (the "Final Approval Hearing") will be held before the Honorable John A. Kronstadt, at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012 in Courtroom 750 (7th Floor) to determine: (1) whether the Settlement of the Federal Derivative Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate; (2) whether to approve the requested award of attorneys' fees and reimbursement of expenses; and (3) whether a Judgment as provided in ¶ 1.13 of the Stipulation should be entered herein.

The Individual Defendants have denied, and continue to deny, and have contested and continue to contest each and every allegation of liability and wrongdoing on their part, and assert they have strong factual and legal defenses to all the claims alleged against them in the complaints filed in the Federal Derivative Action, as detailed below, including the Verified Shareholders' Derivative Amended Complaint (the "DAC") and the similar and related complaint filed by The Vladimir Gusinsky Living Trust (described below), and that such claims are without merit. Without admitting any wrongdoing or liability on their part whatsoever, the Individual Defendants nevertheless are willing to enter into the Settlement provided for herein in order fully and finally to settle and dispose of all claims that have been or could have been asserted against them in the Derivative Actions and to avoid the continuing burden, expense, inconvenience and distraction of protracted litigation.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

I.	THE DERIVATIVE ACTIONS

A.	The Federal Derivative Action

On February 23, 2014, Advanced Advisors, G.P. filed Advanced Advisors, G.P. v. Stephen Berman et al., Case No. 14-cv-01420 (C.D. Cal.), derivatively on behalf of nominal defendant JAKKS Pacific, Inc. alleging, among other things, claims of breach of fiduciary duties against the Individual Defendants. On March 6, 2014, Louisiana Municipal Police Employees Retirement System filed Louisiana Municipal Police Employees Retirement System v. Stephen Berman et al., Case No. 14-cv-01670 (C.D. Cal.), derivatively on behalf of nominal defendant JAKKS against the Individual Defendants. On April 17, 2014, the Court consolidated Plaintiffs' cases into the Federal Derivative Action.

On April 30, 2014, the Plaintiffs filed the DAC in the Federal Derivative Action, asserting four claims for relief: (1) contribution, under the Securities Exchange Act of 1934, against JAKKS Chief Executive Officer Stephen Berman and now-dismissed defendant Chief Financial Officer Joel Bennett for potential damages arising from the federal class action captioned Melot v. JAKKS Pacific, Inc. et al., Case No. 13-cv-05388 (C.D. Cal.) (the "Class Action"); (2) violations of Section 14 of the Securities Exchange Act of 1934 and Securities and Exchange Commission Rule 14a-9 against the Federal Action Individual Defendants regarding alleged omissions in a 2013 proxy; (3) state law breach of fiduciary duty claims against the Federal Action Individual Defendants allegedly arising from certain actions by the Board between 2011 and 2013; and (4) state law breach of fiduciary claims against Messrs. Berman and Bennett for potential liability arising out of the Class Action. On March 19, 2015, The Vladimir Gusinsky Living Trust filed an action alleging similar claims, and alleging complete diversity among the Parties. The Vladimir Gusinsky Living Trust was represented at the settlement mediation described herein by the same Interim Co-Lead counsel who were previously appointed in this Federal

Derivative Action, and is a party to the Settlement and the Stipulation.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

On May 28, 2014, the Defendants moved to dismiss all claims in the DAC. On September 17, 2014, the Court dismissed with prejudice Claims 1 and 4 of the DAC: Plaintiffs' contingent claims for contribution and breach of fiduciary duty arising out of the Class Action. Additionally, the Court dismissed without prejudice Claim 2, Plaintiffs' Section 14 claim, and Claim 3 insofar as it related to the acquisition of JAKKS shares by a major shareholder and the Board's approval of certain joint ventures with companies controlled by that shareholder.

The Court denied the motion with respect to claims related to the portion of Claim 3 where Plaintiffs alleged that the Individual Defendants breached their fiduciary duties to JAKKS and its shareholders in responding to third parties in 2010 and 2011. In particular, in the surviving claims of Claim 3, the Plaintiffs alleged that the Company's Board adopted a shareholder's rights agreement in response to a third party's expression of interest in acquiring the Company and, when another third party indicated it might launch a consent solicitation, agreed to a stock repurchase in response to the potential consent solicitation. Plaintiffs alleged that these actions were motivated by an intent to entrench the Board, and therefore harmed JAKKS by depriving it of needed funds or an opportunity to engage in fair negotiations of a potential sale of the Company.

Thereafter the parties engaged in discovery. JAKKS and the Individual Defendants produced documents relating to the Challenged Transactions and Plaintiffs obtained further discovery from non-party witnesses.

B.	The State Derivative Action

On December 18, 2014, Plaintiffs who filed the DAC filed Advanced Advisors, G.P. et al. v. Stephen Berman et al., Case No. SC123546 (Cal. Super. Ct.) in the California Superior Court (the "State Derivative Action," and collectively with the Federal Derivative Action, the "Derivative Actions"), derivatively on behalf of nominal defendant JAKKS. The complaint in the State Derivative Action, which asserted claims substantially similar to those asserted and upheld in the DAC, named as defendants the Individual Defendants.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

C.	Mediation and Settlement Discussions

On February 12, 2015, pursuant to an Order of the Court, the Parties conducted a mediation, presided over by the Honorable Layn R. Phillips (U.S.D.J., Ret.) (the "Mediator"). By this point, Plaintiffs' Counsel had obtained important discovery, and had consulted experts on the potential damages in the case. Counsel for the parties engaged in arm's-length discussions and negotiations concerning a settlement of the Derivative Actions. As a result of such discussions and negotiations, including those that occurred at the Mediation and thereafter, counsel for the Plaintiffs and Defendants (the "Settling Parties") have reached an agreement to settle the Derivative Actions.

II.	The Settlement

A.	Terms of the Settlement

The terms of the Settlement set forth in the Stipulation include that: (1) the Company will establish a Buyback Committee consisting of independent directors of the Board who will independently review any stock buyback plan and shall approve or reject any such plan prior to full consideration by the Board; (2) all the independent directors of the Board must approve any future shareholder's rights plan; (3) the Board will conduct an annual review of the methods of allocating and applying cash between domestic and international operations; (4) the Audit Committee will adopt and implement a series of enhanced Budgeting and Planning Practices for the Company and its CFO; (5) the Company will continue to tie CEO compensation to JAKKS's share price; (6) an independent Board Committee shall approve all related-party transactions; and (7) an independent Board Committee will determine whether to negotiate, accept or reject certain future takeover offers for the Company. These measures shall go into effect within thirty (30) days of entry of an Order approving the Settlement (the "Judgment") becoming final, and will continue for at least four (4) years.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

The full Stipulation is attached hereto as Exhibit ____. Further information regarding the Settlement, and such papers as may be submitted in support of its approval, may be found on the website maintained by Plaintiffs' Counsel, http://www.Blockesq.com. If the Settlement is approved, the Court will enter a Judgment releasing all claims that have been, or could have been brought by any JAKKS shareholder against the Released Persons based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in any of the complaints filed in the Derivative Actions, and the Federal Derivative Action will be dismissed (which will be followed by the voluntary dismissal of the State Derivative Action).

B.	Reasons for the Settlement

Plaintiffs' Counsel believe that the corporate governance measures described above will be of material benefit to JAKKS and its shareholders. In the opinion of Plaintiffs' Counsel, they will provide enhanced independent oversight of stock buybacks and anti-takeover measures; improve procedures for cash allocation, budgeting and planning; ensure that the interests of the CEO and the stockholders in the performance of the Company's stock are closely aligned; enhance oversight of related-party transactions; and provide procedures to be followed in the event of future bona fide acquisition interest.

Plaintiffs' Counsel believe they are well-informed regarding the strengths and weaknesses of their case. Before the Derivative Actions were initiated, Plaintiffs' Counsel performed an investigation concerning the facts and claims alleged in the Federal Derivative Action. This investigation included, among other things, review and analysis of JAKKS's filings with the United States Securities and Exchange Commission, news articles about JAKKS and stock market analyst reports. After the Defendants' Motion to Dismiss was granted in part and denied in part, Plaintiffs' Counsel undertook discovery of Defendants and consulted with potential experts.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

Plaintiffs' Counsel have concluded that their investigation and their efforts are sufficient for them to reach a conclusion regarding settlement. In addition to fully considering the arguments made by plaintiffs in those actions, the defenses asserted, and the Court's various rulings, Plaintiffs' Counsel also recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Federal Derivative Action against the Defendants through trial and appeals. Plaintiffs' Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Federal Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the Federal Derivative Action, involving difficult issues of causation, damages, business judgment and bad faith. Based on these considerations, among others, and the significant corporate governance enhancements to JAKKS as referenced herein, Plaintiffs' Counsel believe that the Settlement confers substantial benefits upon JAKKS and is in the best interests of the Company and its shareholders.

III.	RELEASES

If the Settlement is approved, the claims being settled will be released. The releases state as follows:

Upon entry of a Final Order approving the Settlement, Plaintiffs, the Company and all shareholders on whose behalf the claims in the Derivative Actions were brought shall settle, release, compromise and dismiss fully and forever all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery of existence of such different or additional facts, including Unknown Claims, that were brought in the Derivative Actions or that could have been brought in the Derivative Actions or in any other court, including but not limited to direct and/or derivative claims against JAKKS, the Individual Defendants or any of their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys and agents, that arise out of, are based upon or related to the allegations, transactions, facts, matters or occurrences set forth or referred to in the complaints filed in the Derivative Actions.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

Upon entry of a Final Order approving the Settlement, Defendants shall settle, release, compromise and dismiss fully and forever all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts, including Unknown Claims, related to claims brought in the Derivative Actions or that could have been brought in the Derivative Actions or in any other court, including but not limited to direct and/or derivative claims against Plaintiffs, Plaintiffs' Counsel, or any of their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys and agents, that arise out of, are based upon or related to the allegations, transactions, facts, matters or occurrences set forth or referred to in the complaints filed in the Derivative Actions.

The Stipulation contains certain definitions of key terms involving the releases, which are set forth below:

"Released Persons" means defendants Stephen G. Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, Dan Almagor, Leigh Anne Brodksy and Peter F. Reilly and JAKKS, all of its affiliates, subsidiaries, predecessors, successors and related companies, and Plaintiffs Advanced Advisors, G.P., Louisiana Municipal Police Retirement System and The Vladimir Gusinsky Living Trust and all Related Persons of the Released Persons, which includes past or present officers, directors, employees, agents, attorneys, accountants, advisors, insurers, co-insurers, reinsurers, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns, and any other representatives of any of these persons or entities or their successors.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

"Released Claims" means any and all claims, debts, demands, disputes, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on United States federal, state or local statutory or common law or any other law, rule or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether class or individual in nature, direct or derivative, including both known claims and Unknown Claims: (1) that have been asserted in either of the Derivative Actions by any of the Plaintiffs, or any of their attorneys, against any of the Released Persons; or (2) that could have been, or in the future could be, asserted in either of the Derivative Actions against any of the Released Persons arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in any of the complaints filed in the Derivative Actions. "Released Claims" also includes any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Parties (including Unknown Claims). "Released Claims" does not include: (1) claims alleged in the Class Action; or (2) claims, rights or causes of action or liabilities related to the enforcement of this Stipulation and Settlement, including without limitation any of the terms of this Stipulation or orders or judgments issued by the courts in connection with the Settlement.

"Unknown Claims" means any and all claims and potential claims against Defendants that Plaintiffs do not know or suspect to exist in his, her or its favor as of the Effective Date, and any claims against Plaintiffs that Defendants do not know or suspect to exist in their favor, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims (including Unknown Claims), the Settling Parties stipulate and agree that by operation of the Final Order, upon the Effective Date, the Settling Parties and each of the JAKKS shareholders shall have expressly waived the provisions, rights and benefits of California Civil Code Section 1542, which provides:

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or international law, which is similar, comparable, or equivalent to California Civil Code Section 1542. Settling Parties may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties shall expressly fully, finally and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Settling Parties acknowledge that the inclusion of "Unknown Claims" in the definition of Released Claims was separately bargained for and was a key element of the Settlement.

IV.	ATTORNEYS' FEES AND EXPENSES

Plaintiffs' Counsel shall make application to the Court for an award of attorneys' fees and the reimbursement of expenses in an amount of up to $2.5 million to be paid by JAKKS's insurance carriers. Defendants have agreed, as part of the Settlement, not object to this application. Fee and expense negotiations were overseen by the Mediator and did not occur until all other substantive terms of the Settlement were agreed upon.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

V.	WHAT YOU MAY DO AS A SHAREHOLDER

If you like the Settlement you do not need to do anything. Any Current JAKKS Shareholder may object to the Settlement. A shareholder who objects to the Settlement of the Federal Derivative Action shall have a right to appear and to be heard at the Final Approval Hearing, provided that he, she, or it was a beneficial shareholder or shareholder of record as of the date of this Notice and as of the date his, her or its objection was lodged, and continuing to the hearing date. Any shareholder of JAKKS who satisfies this requirement may enter an appearance through counsel of such shareholder's own choosing and at such shareholder's own expense or may appear on his, her, or its own without counsel, provided, however, that no shareholder of JAKKS shall be heard at the Final Approval Hearing unless no later than 14 days prior to the date of the Final Approval Hearing, such shareholder has satisfied the following procedures:

1.          You must file a written objection or opposition, together with copies of all other papers (including proof of ownership of JAKKS common stock) and briefs, with the Clerk's Office at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012 no later than 14 days prior to the date of the Final Approval Hearing.

2.          You must also serve the papers on the following counsel so that the papers are received no later than 14 days prior to the date of the Final Approval Hearing:

Plaintiffs' Counsel:	Defendants' Counsel:
Laurence Paskowitz	Matthew Donald Umhofer
The Paskowitz law Firm, P.C.	SPERTUS, LANDES &UMHOFER, LLP
208 East 51st Street, Suite 380	1990 South Bundy Dr., Suite 705
New York, NY 10022	Los Angeles, CA 90025

Jeffrey C. Block	Jonathan J. Lerner
BLOCK & LEVITON LLP	SKADDEN, ARPS, SLATE, MEAGHER
155 Federal Street, Suite 400	& FLOM LLP
Boston, MA 02110	Four Times Square
New York, New York 10036

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

3.          The filing must demonstrate your ownership of JAKKS common stock, including the date of acquisition and continued ownership, and must state the basis for your objection.

4.          You may file a written objection without appearing at the Final Approval Hearing. You may not appear at the Final Approval Hearing to present your objection, however, unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

5.          If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, including the Fee and Expense Award, and if you have filed and served a timely written objection as described above, you must also notify the above counsel in your written objection concerning your intention to appear. Persons who intend to object and desire to present evidence at the Final Approval Hearing must include in their written objection the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.

6.          As stated above, you are not required to hire an attorney to represent you in making written objections or in appearing at the Final Approval Hearing. If you decide to hire an attorney, this will be at your own expense, and your attorney must file a notice of appearance with the Court and serve it on the above counsel so that the notice is received no later than 14 days prior to the date of the Final Approval Hearing.

7.          The Final Approval Hearing may be adjourned by the Court without further written notice. If you intend to attend the Final Approval Hearing, you should confirm the date and time with Plaintiffs' Counsel.

Unless the Court orders otherwise, any Current JAKKS Shareholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, including the Fee and Expense Award. Current JAKKS Shareholders do not need to appear at the Final Approval Hearing or take any other action to indicate their approval.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit B

VI.	Interim Stay and Injunction

Pending the Final Approval Hearing, all proceedings in the Federal Derivative Action involving the Settling Parties, as defined in the Stipulation, other than those proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, are stayed.

Pending final determination of whether the Settlement should be approved, Plaintiffs, the Company and Current JAKKS Shareholders, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action that asserts Released Claims against any Released Person, as defined in the Stipulation.

VII.	Scope of the Notice

This Notice is a summary description of the Federal Derivative Action, the complaints, the terms of the Settlement and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation, a copy of which is attached hereto as Exhibit and can be reviewed at http://www.Blockesq.com.

Any inquiry concerning the Derivative Actions should be addressed to a representative of Lead Federal Derivative Plaintiffs' Counsel.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF CLERK OF THE COURT REGARDING THIS NOTICE.

Dated: __________, 2015

By Order of the Court

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND FINAL APPROVAL HEARING

Exhibit C

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

ADVANCED ADVISORS, G.P., et al.,	Case No. 2:14-cv-01420-JAK-(SSx)

Plaintiffs,	[PROPOSED] ORDER AND FINAL JUDGMENT
v.

STEPHEN BERMAN, an individual;	Date: [ ], 2015
MICHAEL G. MILLER, an individual;	Time: 8:30 a.m.
MURRAY L. SKALA, an individual;	Courtroom: 750
ROBERT E. GLICK, an individual; MARVIN ELLIN, an individual; and	Hon. John A. Kronstadt Complaint Filed: Feb. 25, 2014
DAN ALMAGOR, an individual,
Trial Date: March 16, 2016
Defendants.

JAKKS PACIFIC, INC.,

Nominal Defendant.

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing pursuant to the Order of this Court of __________, 2015 (the "Preliminary Approval Order"), on the application of the Settling Parties for: (a) approval of the Settlement set forth in the Stipulation of Settlement dated as of March [_], 2015 (the "Stipulation"); (b) entry of a judgment dismissing the Federal Derivative Action on the merits and with prejudice; and (c) approval of the Fee and Expense Award. Due and adequate notice having been given to the Company's shareholders in accordance with Rule 23.1 of the Federal Rules of Civil Procedure as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings held herein and otherwise being fully informed in the premises and good cause appearing therefore,

1

[PROPOSED] ORDER AND FINAL JUDGMENT

Exhibit C

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.          This Order and Final Judgment (the "Judgment") incorporates by reference the definitions in the Stipulation, and all initial capitalized terms used herein shall have the same meaning as set forth in the Stipulation.

2.          The Court has jurisdiction over the subject matter of this Federal Derivation Action (the "Action").

3.          Notice of the pendency of this Action and of the proposed Settlement was given to the Company's shareholders. The form and method of notifying the Company's shareholders of the pendency of the Federal Derivative Action and of the terms and conditions of the proposed Settlement met the requirements of Rule 23.1 of the Federal Rules of Civil Procedure, due process, and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all Persons and entities entitled thereto.

4.          Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court approves the Settlement set forth in the Stipulation and finds that the Settlement is fair, reasonable and adequate to, and in the best interests of, JAKKS and its shareholders. This Court further finds the Settlement set forth in the Stipulation is the result of arm's-length negotiations between experienced counsel representing the interests of the Plaintiffs on behalf of JAKKS, the Individual Defendants, and JAKKS. Accordingly, the Settlement embodied in the Stipulation is hereby approved and the Settling Parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

5.          Plaintiffs' Counsel are hereby awarded attorneys' fees and expenses in the amount of $____________ with such payment to be made in accordance with the terms of the Stipulation.

2

[PROPOSED] ORDER AND FINAL JUDGMENT

Exhibit C

6.          This Action was filed, maintained and defended on a good faith basis in accordance with Rule 11 of the Federal Rules of Civil Procedure, and is hereby dismissed with prejudice and without costs, except as provided in the Stipulation.

7.          Upon the Effective Date of the Settlement, Plaintiffs and JAKKS, on behalf of themselves and each of their Related Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims, and any and all derivative claims (including Unknown Claims) arising out of, based upon or related to the Released Claims or the Settlement or resolution of the Derivative Actions, against the Released Persons. Notwithstanding the foregoing, nothing herein is meant to bar any claims relating to the performance or enforcement of the Stipulation or the Settlement.

8.          Plaintiffs, individually and derivatively, and JAKKS and its shareholders shall, by operation of this Judgment, release and be deemed to release and forever discharge, all Released Claims against all Released Persons, and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Released Claims, or any action or other proceeding brought derivatively on behalf of JAKKS against any of the Released Persons arising out of, based upon or related to the Released Claims or the Settlement or resolution of the Derivative Actions.

9.          Neither this Judgment, the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement is or may be deemed to be or may be used as an admission of, or evidence of: (a) the validity or lack thereof of any Released Claim, or of any wrongdoing or liability of the Released Persons; or (b) any fault or omission of the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Released Persons may file the Stipulation and/or Judgment in any other action or related matters that may be brought against it or them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or similar defense or counterclaim.

3

[PROPOSED] ORDER AND FINAL JUDGMENT

Exhibit C

10.          The Court finds that all parties and their counsel have complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.

11.          Without affecting the finality of this Judgment in any way, the Court hereby retains continuing exclusive jurisdiction over: (a) implementation of this Settlement; (b) all parties hereto for the purpose of construing, enforcing and administering the Stipulation, Settlement and Judgment; and (c) any other matter related or ancillary thereto.

12.          In the event that the Settlement does not become effective in accordance with the terms of the Stipulation or the Effective Date does not occur, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void, and the Settling Parties shall be returned to their respective positions as of February 12, 2015, to the extent provided by and in accordance with the Stipulation.

DATED: _________________	ENTERED:

THE HON. JOHN A. KRONSTADT, U.S.D.J.

4

[PROPOSED] ORDER AND FINAL JUDGMENT

Exhibit D

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

ADVANCED ADVISORS, G.P., et al.,	CASE NO.: 2:14-cv-01420-JAK-(SSx)

Plaintiffs,	CORPORATE GOVERNANCE CHANGES
v.

STEPHEN BERMAN, an individual; MICHAEL G. MILLER, an individual;
MURRAY L. SKALA, an individual;
ROBERT E. GLICK, an individual;
MARVIN ELLIN, an individual; and
DAN ALMAGOR, an individual,

Defendants.

JAKKS PACIFIC, INC.,

Nominal Defendant.

1

CORPORATE GOVERNANCE CHANGES

Exhibit D

EXHIBIT D

1.	Buyback Committee

A separate committee consisting solely of independent Board members shall be created to conduct an independent review of any stock buyback plan, including all the terms of such plan, and shall approve or reject any proposed stock buyback plan prior to consideration by the full Board and shall exercise continued oversight throughout the execution of any buyback.

2.	Future Rights Plans

Any shareholder rights plan shall be approved by all of the independent directors of the Board.

3.	Cash Allocation

The Board shall conduct an annual review of the Company's methods of allocating and applying cash between domestic and international operations, taking into account tax issues, and operating needs and uncertainties.

4.	Implement Enhanced Budgeting and Planning Practices (for Audit Committee and CFO)

a.	The Audit Committee shall review internal budgeting and planning methods and require the CFO to adopt, at a minimum, the following practices:

i.	Use non-financial factors as part of the planning and budgeting process.

ii.	Link budgets to performance measurement.

iii.	Identify and list specific objectives, targets, drivers or assumptions in the strategic planning and budgeting process. These drivers will then be used throughout the budgeting cycle to determine required quantities, intended resource utilization and direct and indirect cost requirements.

b.	Company will undertake historical review of acquisitions to identify key characteristics of successful acquisitions (e.g., types of acquisitions; size of acquisitions; best product mix; integration into JAKKS' structure; how lessons from these will help future acquisitions).

5.	CEO Compensation

a.	JAKKS will continue to tie CEO compensation to the share price.

b.	JAKKS' compensation plan will be peer-tested by an independent outside compensation consultant for reasonableness and competitiveness.

2

CORPORATE GOVERNANCE CHANGES

Exhibit D

6.	Related Party Transactions

Related party transactions unrelated to any existing contract or transaction shall be approved by an independent committee of the Board, which shall have the right to obtain counsel or a financial advisor at its own discretion. A "related party" is a shareholder who owns 5% or more of the Company's outstanding shares;

7.	Takeover or Merger Proposals

Should a fully funded, unconditional, premium offer emerge, the Board will establish an independent negotiating committee authorized to determine whether to negotiate and whether to ultimately accept/reject the offer and shall retain a financial advisor to advise it in connection with the evaluation of the offer.

8.	The Company will be required to maintain these reforms for a period of four years following approval of the Settlement.

3

CORPORATE GOVERNANCE CHANGES